Clover Health PPO Medicare Advantage Plans Earn 4 Star Rating for 2025
Overall Star rating performance increase was driven by exceptional performance on healthcare quality measures, Medication Adherence and Member Experience
FRANKLIN, Tenn., Oct. 10–Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover,” “Clover Health” or the “Company”), today announced that the Centers for Medicare and Medicaid Services (“CMS”) has increased the Star rating of its PPO Medicare Advantage (“MA”) plans to 4 Stars for 2025, which will affect payment year 2026. Additionally, CMS increased the rating of Clover’s HMO MA plan to 3.5 Stars. Currently, over 95% of Clover’s Medicare Advantage membership is served through its PPO plans.
Each year CMS rates every plan on its healthcare quality and drug plan, and issues a Star rating on a scale of 1 to 5 Stars. For this measurement year, Clover’s overall Star rating was driven by the Company’s exceptional performance across a number of measures including Medication Adherence, the Healthcare Effectiveness Data and Information Set (“HEDIS”), and Consumer Assessment of Healthcare Providers and Systems (“CAHPS”). Clover earned an impressive 4.94 out of 5 Stars on HEDIS in particular, which is a set of performance measures quantifying a plan’s ability to deliver preventative screenings and comprehensively manage a range of health issues including diabetes, cancer, and heart disease.
"At Clover Health, our mission is centered around improving healthcare outcomes for our members, and our 4-Star CMS rating reaffirms our commitment to this goal,” said Andrew Toy, CEO of Clover Health. “Our investment in quality far exceeds industry standards, as demonstrated by our exceptional HEDIS score. By leveraging the power of Clover Assistant technology, we’re empowering physicians with real-time insights that directly enhance the quality of care through better preventive services and care coordination. We will continue prioritizing these efforts to drive impactful, long-term health improvements for our members."
"What we’ve been able to accomplish with this year’s Star ratings is a manifestation of the foundational improvements we’ve built over the last several years," said Jamie Reynoso, CEO of Medicare Advantage, Clover Health. "With a higher Star rating, we are able to further reinvest in more competitive benefits, which we believe will deliver greater value to our members while fueling continued membership growth. This milestone allows us to scale our impact to more people on Medicare without compromising our financial strength or commitment to care quality.”
To learn more about Clover Health and its Medicare Advantage plans visit www.cloverhealth.com. For providers, health systems and plans interested in learning about how they can use Clover’s proprietary technology stack to succeed in value based care, visit www.counterparthealth.com.
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.
About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. For our members, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. For healthcare providers outside Clover Health's Medicare Advantage plan, we aim to extend the benefits of our data-driven technology platform to a wider audience via our subsidiary, Counterpart Health, and to enable enhanced patient outcomes and reduced healthcare costs on a nationwide scale. Clover Health has published data demonstrating the technology’s impact on Medication Adherence, as well as the earlier identification and management of Diabetes and Chronic Kidney Disease.

Forward-Looking Statements:
Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the anticipated benefits associated with CMS’s 2025 Star rating of 4 for Clover Health’s PPO MA plans, as well as our expectations related to Clover Health’s profitability, liquidity, future performance, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, and in our subsequent filings with the SEC, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
Press Contact:
Andrew Still-Baxter
press@cloverhealth.com
Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com